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                                                               EXHIBIT NO. 10(P)
                                                               -----------------

                           THE PROGRESSIVE CORPORATION
                      EXECUTIVE DEFERRED COMPENSATION TRUST
                  (December 1, 1998 Amendment and Restatement)

     WHEREAS, The Progressive Corporation Executive Deferred Compensation Trust is currently maintained pursuant to a January 1, 1997 Amendment and Restatement between The Progressive Corporation ("Company") and The Northern Trust Company ("Northern Trust") as trustee; and

     WHEREAS, Northern Trust has been removed as trustee effective upon the close of business on December 1, 1998; and

     WHEREAS, Company has designated American Express Trust Company ("Trustee") as the new trustee of the Plan effective December 1, 1998; and

     WHEREAS, Company and Trustee desire to amend and restate the Trust Agreement to reflect the designation of American Express Trust Company as Trustee and to make certain other changes in the Trust;

     NOW, therefore, effective December 1, 1998, Company and Trustee hereby amend and restate the Trust Agreement in its entirety to provide as follows:

SECTION 1.  Establishment of Trust

(a) Company hereby deposits with Trustee in trust Ten Dollars ($10.00), which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

(b)  The Trust hereby established shall be irrevocable.

(c) The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

(d) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against Company. Any assets held by the Trust will be subject to the claims of Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein. Any assets held by the Trust will also be subject to the federal and state law claims of general creditors of each subsidiary of Company that employs Plan participants ("Subsidiary") in the event of Insolvency, as defined in
     Section 3(a) herein, but only to the extent of the amounts due under the Plan to participants attributable to the period that such participants were employed by such Subsidiary.

(e) Within 30 days following the end of the Plan year(s), ending after the Trust has become irrevocable pursuant to Section 1(b) hereof, Company shall be required to irrevocably deposit additional cash or other
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     property to the Trust in an amount sufficient to pay each Plan participant or beneficiary the benefits payable pursuant to the terms of the Plan as of the close of the Plan year(s). Trustee shall have no duty to enforce any funding obligations of Company and the duties of Trustee shall be governed solely by the terms of the Trust without reference to the Plan.

SECTION 2.  Payments to Plan Participants and Their Beneficiaries
            -----------------------------------------------------

(a) Company shall deliver to Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Plan participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan, and the time of commencement for payment of such amounts. Except as otherwise provided herein, Trustee shall make payments to the Plan participants and their beneficiaries in accordance with such Payment Schedule. Company shall have the sole responsibility for all tax withholding, filings and reports. Trustee shall withhold such amounts from distributions as Company may direct and shall follow the instructions of Company with respect to remission of such withheld amounts to appropriate governmental authorities.

(b) The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plan shall be determined by Company or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

(c) Company may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plan. Company shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, Company shall make the balance of each such payment as it falls due. Trustee shall notify Company where principal and earnings are not sufficient to make a payment then due under the Payment Schedule.

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     SECTION 3.  Trustee Responsibility Regarding Payments to Trust Beneficiary
                 --------------------------------------------------------------
     When Company is Insolvent.
     --------------------------

(a) Trustee shall cease payment of benefits to Plan participants and their beneficiaries if the Company, or any subsidiary that ever employed such participants, is Insolvent, subject to the provisions of Section 3(b) below. Company or a Subsidiary shall be considered "Insolvent" for purposes of this Trust Agreement if (i) Company or such Subsidiary is unable to pay its debts as they become due, or (ii) Company or such Subsidiary is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

(b)  At all times during the continuance of this Trust, as provided in
     Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of Company and, to the extent provided in
     Section 1(d), each Subsidiary, under federal and state law as set forth below.

     (1) The Board of Directors and the Chief Executive Officer of Company shall have the duty to inform Trustee in writing of Company's or any Subsidiary's Insolvency. If a person claiming to be a creditor of Company or a Subsidiary alleges in writing to Trustee that Company or such Subsidiary has become Insolvent, Trustee shall determine whether Company or such Subsidiary is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.

     (2) Unless Trustee has actual knowledge of Company's or any Subsidiary's Insolvency, or has received notice from Company or a Subsidiary or a person claiming to be a creditor alleging that Company or a Subsidiary is Insolvent, Trustee shall have no duty to inquire whether Company or a Subsidiary is Insolvent. Trustee may in all events rely on such evidence concerning Company's or any Subsidiary's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company's or any Subsidiary's solvency. Trustee may appoint an independent accounting or consulting firm to make any determination required by Trustee under this Section 3, in which event Trustee may conclusively rely upon the determination by such firm and shall be responsible only for the prudent selection of the firm.

     (3) If at any time Trustee has determined that Company or a Subsidiary is Insolvent, Trustee shall discontinue payments to all Plan participants and their beneficiaries (if Company is Insolvent) or Plan participants who were ever employed by such Subsidiary (if such Subsidiary is Insolvent), and shall hold the assets of the Trust for the benefit of Company's or such Subsidiary's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of Company with respect to benefits due under the Plan or otherwise. Company shall be responsible for furnishing Trustee with current information regarding identities of Subsidiaries and participants who were ever employed by each such Subsidiary.

     (4) Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after Trustee has determined that Company, or a Subsidiary as the case may be, is not Insolvent (or is no longer Insolvent).

(c) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by Company in lieu of the payments provided for hereunder during any such period of discontinuance, all in accordance with the Payment
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     Schedule, which shall be modified by Company as necessary to comply with the provisions of this paragraph (c).

SECTION 4.  Payments to Company.
            --------------------

Except as provided in Section 3 hereof, after the Trust has become irrevocable, Company shall have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets before all payment of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plan.

SECTION 5.  Investment Authority.
            ---------------------

(a) Trustee may invest in securities (including stock or rights to acquire stock) or obligations issued by Company. Except as provided below and in Section 5(b), all rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with Plan participants, except that voting rights with respect to Trust assets will be exercised by Company. Company shall have the right at anytime, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercisable by Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity. Trustee shall have no responsibility for determining whether such right has been properly exercised or for any investment losses that may result from its exercise.

(b) Company may by notice to Trustee create one or more investment funds in which Trust assets are to be invested and shall in such event direct Trustee with respect to allocation of assets to such funds and transfers among such funds. Company shall be responsible for the initial selection of mutual funds or other investment vehicles which are to comprise the investment funds and for retaining the availability of or terminating the use of any such investment vehicles.

SECTION 6.  Disposition of Income.
            ----------------------

(a) During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

SECTION 7.  Accounting by Trustee.
            ----------------------

(a) Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Company and Trustee. Within 60 days following the close of each calendar year and within 60 days after the removal or resignation of Trustee, Trustee shall deliver to Company a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

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SECTION 8.  Responsibility of Trustee.
            --------------------------

(a) Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request, or approval given by Company which is contemplated by, and in conformity with, the terms of this Trust and is given in writing by Company. In the event of a dispute between Company and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

(b) Trustee may consult with legal counsel (who may also be counsel for Company generally) with respect to any of its duties or obligations hereunder.

(c) Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

(d) Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy and shall act with respect to any such policy only as directed by Company.

(e) However, notwithstanding the provisions of Section 8(d) above, Trustee may loan to Company the proceeds of any borrowing against an insurance policy held as an asset of the Trust.

(f) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

SECTION 9.  Compensation and Expenses of Trustee.
            -------------------------------------

Company shall pay all administrative and Trustee's fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust. The Trustee will, as part of its compensation for services, receive interest earned on any uninvested cash awaiting investment into or distribution from the Trust.

SECTION 10.  Resignation and Removal of Trustee.
             -----------------------------------

(a) Trustee may resign at any time by written notice to Company, which shall be effective not less than 365 days after receipt of such notice unless Company and Trustee agree otherwise.

(b) Trustee may be removed by Company on not less than 180 days notice or upon shorter notice accepted by Trustee.

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(c)  If Trustee resigns or is removed within two years after a Change of
     Control, as defined herein, Company shall apply to a court of competent jurisdiction for the appointment of a successor trustee or for instructions.

(d) Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 60 days after receipt of notice of resignation, removal or transfer, unless Company extends the time limit.

(e) If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraphs (a) or (b) of this section. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.


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Section 11.  Appointment of Successor.
             -------------------------

(a) If Trustee resigns or is removed in accordance with Section 10(a) or (b) hereof, Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by Company or the successor Trustee to evidence the transfer.

(b) If Trustee resigns or is removed pursuant to the provisions of Section 10(c) hereof and a court of competent jurisdiction appoints a successor Trustee, the appointment shall be effective when accepted in writing by the new Trustee. The new Trustee shall have all the rights and powers of the former Trustee, including ownership rights in Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the successor Trustee to evidence the transfer.

(c) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof. The successor Trustee shall not be responsible for and Company shall indemnify and defend the successor Trustee from any claims or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

SECTION 12.  Amendment or Termination.
             -------------------------

(a) This Trust Agreement may be amended by a written instrument executed by Trustee and Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or shall make the Trust revocable after it has become irrevocable in accordance with Section 1(b) hereof. Company shall be solely responsible for determining whether an amendment conflicts with the terms of the Plan.

(b) The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan. Upon termination of the Trust any assets remaining in the Trust shall be returned to Company pursuant to certification of Company to Trustee that the conditions for termination of the Trust have been met.

(c) Upon written approval of participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Plan, Company may terminate this Trust prior to the time all benefit payments under the Plan have been made. All assets in the Trust at termination shall be returned to Company.

SECTION 13.  Miscellaneous
             -------------

(a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

(b) Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

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(c)  This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

(d) For purposes of this Trust, Change of Control shall mean a "Change in Control" or "Potential Change in Control" within the meaning of The Progressive Corporation 1989 Incentive Plan (amended and restated as of April 24, 1992 and as further amended as of July 1, 1992 and February 5,
     1993). Company shall notify Trustee promptly of any Change of Control and Trustee shall have no responsibility to independently determine whether a Change of Control has occurred.

(e) Company shall indemnify Trustee against, and hold Trustee harmless from, any and all loss, damage, penalty, liability, cost, expense and reasonable attorney's fees and disbursements, that may be incurred by, imposed upon or asserted against Trustee by reason of any claim, regulatory proceeding or litigation arising from any act done or omitted to be done by any individual or person with respect to the Plan or Trust, excepting only any and all loss, damage, penalty, liability, cost, expense and reasonable attorney's fees and disbursements, to the extent arising from Trustee's negligence in performing or failing to perform any of the duties specifically allocated to the Trustee under the terms of this Agreement or from the Trustee's willful misconduct or bad faith. Trustee agrees to indemnify and hold Company harmless from and against any and all loss, damage, penalty, liability, cost, expense and reasonable attorney's fees and disbursements incurred by, imposed upon or asserted against Company by reason of any claim, regulatory proceeding or litigation to the extent arising from the Trustee's negligence in performing or failing to perform any of the duties specifically allocated to the Trustee under the terms of this Agreement or from the Trustee's willful misconduct or bad faith.

(f) Trustee shall not undertake or defend any litigation arising in connection with the Trust without the express written consent of Company. If, with Company's consent, Trustee undertakes or defends any litigation arising in connection with this Trust, Company agrees, subject to Section 13(e), to indemnify Trustee against Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If Company does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment from the Trust.

(g) The Trustee shall deliver or cause to be executed and delivered, to the Company, all notices, prospectuses, finance statements, proxies and proxy soliciting materials relating to investments held hereunder. The Trustee shall not vote any proxy or tender offer election, participate in any voting trust, exercise any options or subscription right or join in, dissent from or oppose any merger, reorganization, consolidation, liquidation or sale with respect to any asset held hereunder, except in accordance with the timely written instructions of the Company. If no such written instructions are timely received, such proxies, elections and voting trust shall not be voted; such options or subscription rights shall not be exercised; and such mergers, reorganizations, consolidations, liquidations or sales shall not be joined, dissented from or opposed.

(h) The Trustee may, in the exercise of its discretion, invest and reinvest the assets of any trust created under this Agreement in assets issued or distributed by American Express Financial Corporation or any of its successors, subsidiaries or affiliates, even though American Express Financial Corporation and its successors, subsidiaries or affiliates are affiliated with the Trustee. Assets that the Trustee may acquire pursuant to the authority granted by this paragraph include, but are not limited to load and no-load mutual funds and stock of the Company. The Trustee shall have full discretionary authority to make sales, purchases and exchanges of assets of any trust created under this Agreement to, from, through any securities broker/dealer owned by or affiliated with American Express Financial Corporation, including
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     but not limited to American Express Securities Services, or any of its
     successors, subsidiaries or affiliates, or any unaffiliated persons, partnerships or corporations it may select, and settle transactions in the usual course of business.

     IN WITNESS WHEREOF, Company and Trustee have hereunto caused this Trust Agreement to be executed by their duly authorized representatives as of the date set forth above.


THE PROGRESSIVE CORPORATION                         AMERICAN EXPRESS TRUST
                                                    COMPANY



By:  /s/ David M. Schneider                         By:   /s/ Tara L. Stonehouse
   ------------------------                            -------------------------

Title:            Secretary                         Title:        Vice President
      ---------------------                               ----------------------